UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

ENERGY RECOVERY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34112	01-0616867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Doolittle Drive, San Leandro, California 94577
(Address of Principal Executive Offices) (Zip Code)

(510) 483-7370
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ERII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of President and Chief Executive Officer
On May 25, 2026, Mr. David Moon informed the Board of Directors (the “Board”) of Energy Recovery, Inc. (the “Company”) of his intention to accelerate his previously announced retirement and resign from all positions within the Company, including as President, Chief Executive Officer and as a member of the Board, effective on May 26, 2026. Mr. Moon’s decision to resign from the Company was not related to any disagreement with the Company's management or the Board on any matter related to the Company's operations, policies or practices.

Appointment of Interim President and Chief Executive Officer
On May 26, 2026, the Board appointed Mr. Alex Buehler, age 51, to serve as the Company’s Interim President and Chief Executive Officer to serve in these positions until a permanent successor is appointed by the Board. Mr. Buehler will retain his board seat during the transition but will step down from the Compensation and Audit Committees, including his role as Audit Committee Chair. Mr. Arve Hanstveit has been appointed as the new Audit Committee Chair.
Mr. Buehler brings deep familiarity with Energy Recovery and the water industry. Mr. Buehler served as Energy Recovery’s CFO from 2011 to 2014 and has been a member of the Board since 2015. Mr. Buehler most recently served as CEO of Integrated Water Services from October 2022 to October 2025, as Interim CEO of LiqTech International from March 2022 to September 2022, and earlier as President and CEO of Brock Group from February 2021 to December 2021. Prior to that, Mr. Buehler held many executive level roles at various industrial and infrastructure companies. He currently serves as a Chairman of the Board for LiqTech Systems and previously served as a Board member for Viscount Systems. Mr. Buehler received a Bachelor of Science in civil engineering from the United States Military Academy at West Point and an MBA from the Wharton School at the University of Pennsylvania.

Mr. Buehler’s compensation in connection with his role as Interim President and Chief Executive Officer of the Company has not yet been determined, and will be set by the Company’s Compensation Committee at a later date, at which time the Company will file an amendment to this Current Report on Form 8-K to disclose the material terms.
There are no family relationships between Mr. Buehler and any of the executive officers or directors of the Company, and there are no arrangements or understandings between Mr. Buehler and any other person pursuant to which he was appointed as an officer of the Company. There are no actual or proposed related party transactions with Mr. Buehler that are reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.
On May 28, 2026, the Company issued a press release announcing Mr. Buehler’s appointment. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
99.1	Press Release, issued by Energy Recovery on May 28, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Recovery, Inc.

Date:	May 28, 2026	By:	/s/ William Yeung
William Yeung
Chief Legal Officer